                                                                EXHIBIT 23.5


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-33912) of Millennium Pharmaceuticals, Inc. of our report dated February 12, 1999 relating to the financial statements of CytoMed, Inc., which appears in the Current Report on Form 8-K/A of Millennium Pharmaceuticals, Inc. dated January 6, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                   PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
April 25, 2000